EXHIBIT 99.1

                                                                        CONTACT:
                                           Media - Lillian Kilroy (410) 277-2833
                         Investment Community - Josie Porterfield (410) 277-2889



                   PROVIDENT BANKSHARES CORPORATION ANNOUNCES
                   ------------------------------------------
               NET INCOME OF $13.3 MILLION FOR THIRD QUARTER 2003
               --------------------------------------------------
              CONTINUED EXECUTION OF KEY STRATEGIES DRIVES RESULTS


BALTIMORE: (October 15, 2003) - Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, today reported $13.3 million in net income, or $0.53 per diluted share, for the third quarter of 2003.

Continued growth in core loans and deposits, strong asset quality, and fee revenue growth drove Provident's solid performance for the quarter. Average core consumer and commercial loan balances and consumer and commercial demand deposit balances all showed double-digit growth over the third quarter 2002, as the Company demonstrated the successful execution of its key strategies to grow its regional banking business while expanding into the vibrant Washington metropolitan region.

THIRD QUARTER FINANCIAL HIGHLIGHTS

o Diluted earnings per share of $0.53 exceeded analyst consensus expectations of $0.52
o   Net income was $13.3 million for the quarter
o   Return on average assets was 1.06%
o   Return on average common equity was 16.63%
o Average core loans increased $235 million, or 14%, from the third quarter of 2002, while average non-core loans decreased $237 million, or 25%
o Average core deposits increased $152 million, or 6%, from the 2002 third quarter, and average non-core deposits decreased $237 million, or 46%
o Non-interest income (excluding net gains and losses) grew 8% from the third quarter 2002
o Net charge-offs were $2 million, a decline of 12% over the third quarter 2002
o   Capital ratios remained strong, with a leverage ratio of 7.61%
    and total risk-based capital of 13.11%

THIRD QUARTER RESULTS

Provident Bankshares reported net income for the quarter ending September 30, 2003 of $13.3 million, or $0.53 per diluted share, exceeding analyst consensus expectations of $0.52 per diluted share. This compares to net income of $13.1 million, or $0.52 per diluted share for the third quarter 2002. Pre-tax earnings were $20.4 million, a 6% increase over the third quarter 2002. Return on average assets was 1.06%, and return on average common equity was 16.63%. The net interest margin expanded to 3.26%, up from 3.04% in the third quarter 2002.

The Company continued to execute its strategy to grow core loans and deposits, as average core loans increased $235 million, or 14%, and average core deposits increased $152 million, or 6%, over the third quarter 2002. Core loans include all loans except purchased loans, participations outside the Bank's defined market area, and Provident-originated loans from discontinued product lines. Provident's core deposits include all deposits except brokered deposits.

Total average loans remained at $2.6 billion, and total average deposits decreased $85 million, or 3%, versus the third quarter 2002, as the planned reduction of non-core assets and funding continued. Average non-core loans and non-core deposits each decreased $237 million, or 25% and 46%, respectively, from the same period.

Non-interest income, excluding net gains, grew to $23.9 million from $21.7 million in the third quarter 2002. Provident continued to post solid fee income growth. Total deposit service fees increased 6% over the third quarter 2002 and were driven by the growth in commercial and consumer deposit accounts. As the result of the new debit card interchange structure, Mastermoney debit card revenues decreased in line with expectations, but were replaced by other sources as planned.

Asset quality remained strong. Total non-performing loans at September 30, 2003 were $20 million, in line with the same quarter last year. Net charge-offs declined 12%, from $2.3 million to $2 million, and the allowance for loan losses to loans was 1.30% at the close of the quarter. Substantially all of the non-performing loans continue to be secured by residential real estate.

The Company continued to build on a stronger balance sheet, with capital ratios remaining sound. The leverage ratio increased to 7.61%, compared to 7.43% in the third quarter of 2002. Total risk-based capital increased to 13.11% from 12.42% at third quarter end 2002.

Provident repurchased 277,716 shares of common stock during the third quarter, leaving 722,284 shares remaining under the current repurchase program.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared a quarterly cash dividend of $0.24 per share. This is the fortieth consecutive quarterly dividend increase. The quarterly cash dividend will be paid on November 7, 2003 to stockholders of record at the close of business on October 27, 2003.

MANAGEMENT COMMENT

Commenting on the Company's third quarter performance, Chairman and CEO Gary N. Geisel said, "I couldn't be more pleased with Provident's performance this quarter. Our continued growth in core loans and deposits, combined with the planned reduction of non-core assets and liabilities, is yielding positive results. We continue to experience revenue growth in commercial and consumer business lines across both the Baltimore and Washington markets, and at the same time continue to maintain strong credit quality. The result is solid, consistent improvement in all of our financial fundamentals - return on assets, return on equity, net interest margin and efficiency ratio."

CONTINUED EXECUTION OF KEY BUSINESS STRATEGIES

Successful execution of the Company's key business strategies continued to drive results for the quarter. Provident's key business strategies are:

o BROADEN PRESENCE AND CUSTOMER BASE IN THE WASHINGTON METRO MARKET AND EXPAND BRANCH NETWORK IN VIBRANT MARKETS

     Provident continued to expand its presence and increase its customer base in the key Washington metropolitan region. Average consumer demand deposit balances in the region increased 29% over the third quarter 2002. Consumer deposit fee income in this market increased 22% over the 2002 third quarter. Average commercial deposit balances in the Washington metropolitan area increased 54% over the third quarter 2002, led by a 75% increase in demand deposit balances. Average core commercial loan balances in the region increased 17% over the same period in 2002.

     There are now 114 offices in the Provident banking network, with 48 in the Washington metropolitan region. One traditional branch and three in-store branches are planned in the region during the fourth quarter 2003, and of the seven branches currently scheduled to open in 2004, four are planned to be located in the Washington metropolitan region.

o    GROW COMMERCIAL BUSINESS IN THE BALTIMORE-WASHINGTON CORRIDOR

     Commercial loans and deposits continued to increase at double-digit rates. Average core commercial deposits were up $120 million, or 31%, over the 2002 third quarter, as Provident continued to grow its commercial customer base and expand its relationships with existing customers. This growth was driven by a 44% increase in average commercial demand deposit account balances for the period. Average core commercial loans increased $117 million, or 14%, over the third quarter 2002. The increases were seen in virtually every category - residential construction balances increased 38%, commercial mortgage balances 30%, and commercial business loan and lease balances 3%.

o    FOCUS RESOURCES ON GROWTH IN CORE BUSINESS LINES

     Core loan and deposit growth continued to be strong. Average core loans now comprise 72% of total loans, up from 64% in the third quarter 2002. Average core deposits represent 91% of total deposits, up from 84% in the third quarter 2002.

     Average core consumer loan balances increased $117 million, or 14%, over the 2002 third quarter. During this period, average marine loan balances increased 15%, and home equity loan and line balances increased 17%. The non-core consumer loan portfolio declined $201 million, or 22%, from the third quarter of 2002.

     Average core commercial loans increased 14%, or $117 million, from the 2002 third quarter and the average non-core national syndicated loan portfolio continued to decline, averaging $32 million for the quarter, down 53% from the same quarter in 2002. At quarter end, outstanding balances for non-core national syndicated loans were less than $30 million.

     Average core deposits increased $152 million, or 6%, from the third quarter 2002. Certificate of deposit and IRA balances decreased $119 million, or 17%, while demand deposit balances increased $207 million, or 26%. Brokered deposits continued to mature, declining $237 million from the third quarter 2002 to an average of $282 million in the third quarter 2003, a 46% decline. This change in deposit mix continued to contribute positively to net interest margin.

o    IMPROVE FINANCIAL FUNDAMENTALS

     The changing complexion of the balance sheet and continued commitment to the achievement of the key strategies again drove improvement in Provident's financial fundamentals. Net interest margin expanded from 3.04% in the third quarter 2002 to 3.26% in the third quarter 2003 despite a very challenging interest rate environment. Return on average assets was 1.06%, and return on average common equity was 16.63%. The leverage ratio was 7.61% and total risk-based capital was 13.11%. As core loans and deposits represent a larger percentage of the balance sheet, these fundamentals will continue to show improvement.

     Asset quality continued to be strong, with non-performing loans of $20 million at the end of the quarter. Net charge-offs were $2 million, representing 0.30% of total average loans. The allowance for loan losses as a percent of total loans was 1.30% at the end of the quarter.

OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "Another quarter of strong growth in core loans and deposits has positioned us very well for the remainder of the year. We continue to be pleased with the execution of our key strategies.

We are committed to enhancing earnings growth, while at the same time emphasizing key metrics such as return on assets and equity, margin and efficiency. We are confident in Provident's ability to exceed current analyst EPS consensus estimates of $2.02 for the full year 2003."

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $5.0 billion in assets, Provident serves individuals and businesses in the Baltimore-Washington corridor through a network of 114 banking offices in Maryland, Northern Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Mutual funds, annuities and insurance products are available through Provident Investment Company and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.
                                    ----------------

SPECIAL NOTE: Provident Bankshares Corporation's third quarter earnings teleconference will be webcast at 10:00 a.m. (ET) on Thursday, October 16, 2003. The webcast can be accessed on the Provident website at www.provbank.com. The
                                                        ----------------
webcast will include discussions of the most recent quarter's results of operations and may include forward-looking information such as guidance on future results. A replay of the webcast will be available until October 31, 2003. An audio replay of the webcast will also be available until 11:59 p.m. October 23, 2003 at 1-800-428-6051, passcode ID 307076. Supplemental financial information will be posted on the Provident website today and can be accessed by selecting the link to Corporate Information and Investor Relations and then selecting the link to Financial Reports.

###THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2002 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE PSLRA). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING WITH RESPECT TO EARNINGS GROWTH (ON BOTH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (GAAP) AND CASH BASIS); REVENUE GROWTH IN CONSUMER BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO:
PREVAILING ECONOMIC CONDITIONS; CHANGES IN INTEREST RATES, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO ACQUISITIONS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. THE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

                                  TABLES FOLLOW